Exhibit 99.1

AXT, Inc. Announces fourth Quarter 2015 Results

February 24, 2016

FOR IMMEDIATE RELEASE

Contacts:

Gary Fischer

Chief Financial Officer

(510) 438-4700

Leslie Green

Green Communications Consulting, LLC

(650) 312-9060

AXT, Inc. Announces Fourth Quarter 2015 Financial Results

FREMONT, Calif., February 24, 2016 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the fourth quarter ended December 31, 2015.

AXT, Inc.
4281 Technology Drive
Fremont, CA 94538
Tel: 510.683.5900
Fax: 510.353.0668
www.axt.com.

Exhibit 99.1

AXT, Inc. Announces fourth Quarter 2015 Results

February 24, 2016

Fourth Quarter 2015 Results

Revenue for the fourth quarter of 2015 was $18.1 million compared with $18.4 million in the third quarter of 2015.

Gross margin was 17.1 percent of revenue for the fourth quarter of 2015, compared with 25.1 percent of revenue in the third quarter of 2015.

Operating expenses were $4.8 million in the fourth quarter of 2015, compared with $5.3 million in the third quarter of 2015.

Operating loss for the fourth quarter of 2015 was $1.7 million compared with $0.7 million in the third quarter of 2015.

Net interest and other income for the fourth quarter of 2015 was $0.1 million, compared with $0.8 million in the third quarter of 2015.

Net loss in the fourth quarter of 2015 was $1.2 million compared with a net profit of $42,000 the third quarter of 2015.

Management Qualitative Comments

"2015 was a year of transformation for AXT as we continued to realign our business with the trends that are driving growth in compound semiconductor substrates,” said Morris Young, chief executive officer. "We focused on strategic investments in our technology and manufacturing capabilities that would improve our competitive positioning, and enable us to drive better consistency and efficiency across our substrate portfolio. We are pleased with these investments, and in the early results of our efforts.  Although raw material pricing is providing a near-term headwind, we expect to continue to see a positive shift in our revenue mix in 2016 driven by InP, providing the potential for both revenue and margin expansion."

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (719) 325-2323 (passcode 5401451). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (719) 457-0820 (passcode 5401451) until March 1, 2016. Financial and statistical information to be discussed in the call will be available on the company's website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company's Investor Relations Department at (510) 438-4700.

Exhibit 99.1

AXT, Inc. Announces fourth Quarter 2015 Results

February 24, 2016

About AXT, Inc.

AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge) through its manufacturing facilities in Beijing, China.  In addition, AXT maintains its sales, administration and customer service functions at its headquarters in Fremont, California.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell applications. Its vertical gradient freeze (VGF) technique for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and invests in joint ventures in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our market opportunity, and our expectations with respect to our business prospects. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: overall conditions in the markets in which the company competes; global financial conditions and uncertainties; policies and regulations in China; market acceptance and demand for the company’s products; the impact of factory closures or other events causing delays by our customers on the timing of sales of our products; our ability to control costs, our ability to utilize our manufacturing capacity; product yields and their impact on gross margins; and other factors as set forth in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

###

FINANCIAL TABLES TO FOLLOW

Exhibit 99.1

AXT, Inc. Announces fourth Quarter 2015 Results

February 24, 2016

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenue	$18,057	$19,567	$77,502	$83,499
Cost of revenue	14,967	14,596	60,673	66,332
Gross profit	3,090	4,971	16,829	17,167

Operating expenses:
Selling, general and administrative	3,379	4,341	16,064	14,970
Research and development	1,377	1,222	5,664	4,144
Restructuring charge	—	—	—	907
Total operating expenses	4,756	5,563	21,728	20,021
Income (loss) from operations	(1,666)	(592)	(4,899)	(2,854)
Interest income, net	105	123	412	483
Equity in earnings of unconsolidated joint ventures	(315)	26	462	1,528
Other income (expense), net	268	111	2,023	361

Income (loss) before provision for income taxes	(1,608)	(332)	(2,002)	(482)
Provision for (benefit from) income taxes	197	(39)	531	215
Net income (loss)	(1,805)	(293)	(2,533)	(697)

Less: Net income (loss) attributable to noncontrolling interest	562	(18)	305	(691)
Net income (loss) attributable to AXT, Inc.	$(1,243)	$(311)	$(2,228)	$(1,388)

Net income (loss) attributable to AXT, Inc. per common share:
Basic	$(0.04)	$(0.01)	$(0.07)	$(0.05)
Diluted	$(0.04)	$(0.01)	$(0.07)	$(0.05)

Weighted average number of common shares outstanding:
Basic	31,951	32,558	32,183	32,452
Diluted	31,951	32,558	32,183	32,452

Exhibit 99.1

AXT, Inc. Announces fourth Quarter 2015 Results

February 24, 2016

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31,	December 31,
	2015	2014
Assets:
Current assets
Cash and cash equivalents	$24,875	$28,814
Short-term investments	11,437	12,340
Accounts receivable, net	18,468	17,864
Inventories	38,012	38,574
Related party notes receivable - current	—	171
Prepaid expenses and other current assets	4,096	5,430
Total current assets	96,888	103,193

Long-term investments	7,691	7,783
Property, plant and equipment, net	31,422	33,862
Related party notes receivable - long-term	1,781	1,704
Other assets	14,114	14,975

Total assets	$151,896	$161,517

Liabilities and stockholders' equity:
Current liabilities
Accounts payable	$6,460	$7,137
Accrued liabilities	6,381	7,634
Total current liabilities	12,841	14,771

Long-term portion of royalty payments	1,150	1,725
Other long-term liabilities	344	333
Total liabilities	14,335	16,829

Stockholders' equity:
Preferred stock	3,532	3,532
Common stock	32	32
Additional paid-in capital	194,646	195,419
Accumulated deficit	(70,621)	(68,393)
Accumulated other comprehensive income	4,382	7,673
Total AXT, Inc. stockholders' equity	131,971	138,263

Noncontrolling interest	5,590	6,425
Total stockholders' equity	137,561	144,688

Total liabilities and stockholders' equity	$151,896	$161,517